As Filed With the Securities and Exchange Commission on January 7, 2000
                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington. D.C. 20549

                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                              STM WIRELESS, INC.
            (Exact name of registrant as specified in its charter)

          California                                    95-3758983
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                     One Mauchly, Irvine, California 92718
            (Address of Principal Executive Offices)     (Zip Code)

                              -------------------

               INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION
                   AND RESTRICTED STOCK PURCHASE PLAN - 1992
                           (Full title of the plans)

                               ------------------

                    Joseph Wallace, Chief Financial Officer
                               STM Wireless, Inc.
                     One Mauchly, Irvine, California 92718
                    (Name and address of agent for service)

                                 (949) 753-7864
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               K.C. Schaaf, Esq.
                           Christopher D. Ivey, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                        Proposed Maximum          Proposed Maximum
 Title of Securities          Amount To Be                  Offering             Aggregate Offering         Amount of
 To Be Registered           Registered (1)(2)           Price Per Share (3)           Price (3)           Registration Fee
==============================================================================================================================
Common Stock,
 no par value                  900,000 shares                  (3)                     $4,721,160             $1,246.39
==============================================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan -1992 (the "Plan").
(2) 350,000 shares of Common Stock available for grant under the Plan were registered on a Registration Statement on Form S-8 (Registration No. 33-50806 on August 14, 1992). 500,000 shares of Common Stock available for grant under the Plan were registered on a Registration Statement on Form S-8 (Registration No. 33-99570 on November 17, 1995).
(3) In accordance with Rule 457(h), the aggregate offering price of 293,824 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the Plan, is based upon the per share exercise price of such options, the weighted average of which is approximately $2.72 per share. With respect to the remaining 606,176 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under the Plan, the aggregate offering price is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock of the Registrant on January 4, 2000, which was approximately $6.47 per share.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

          The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-99570) are incorporated herein by reference.

Item 8.  Exhibits.
-----------------

          The following exhibits are filed as part of this Registration
Statement:

Number                        Description
------                        -----------

5.1             Opinion of Jacques Youssefmir, General Counsel

23.1            Consent of Jacques Youssefmir (included in Exhibit 5.1)

23.2            Consent of KPMG LLP, independent accountants

24.1 Power of Attorney (included on signature page to the Registration Statement at page S-2)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 7/th/ day of January, 2000.

                                       STM WIRELESS, INC.


                                       By: /s/ EMIL YOUSSEFZADEH
                                           -------------------------------------
                                           Emil Youssefzadeh
                                           President and Chief Executive Officer



                                       By: /s/ JOSEPH WALLACE
                                           -------------------------------------
                                           Joseph Wallace
                                           Chief Financial Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of STM Wireless, Inc., do hereby constitute and appoint Emil Youssefzadeh and Joseph Wallace, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                   Title                                   Date
                ---------                                   -----                                   ----
/s/ Frank T. Connors
----------------------------------------     Chairman of the Board                        January 4, 2000
             Frank T. Connor

/s/ Emil Youssefzadeh
----------------------------------------     President, Chief Executive Officer &         January 4, 2000
          Emil Youssefzadeh                  Director

 /s/ Dr. Ernest U. Gambaro
----------------------------------------     Director                                     January 4, 2000
       Dr. Ernest U. Gambaro

/s/ Lawrence D. Lenihan, Jr.
----------------------------------------     Director                                     January 4, 2000
      Lawrence D. Lenihan, Jr.

/s/ Claude Burgio
----------------------------------------     Director                                     January 4, 2000
     Claude Burgio

/s/ Joseph Wallace
----------------------------------------     Vice President, Finance                      January 4, 2000
            Joseph Wallace                   Chief Financial Officer and
                                             Principal Accounting Officer

                                 EXHIBIT INDEX

Exhibit                                                                                            Sequential
Number                                        Description                                          Page Number
------                                        -----------                                          -----------
5.1          Opinion of Jacques Youssefmir, General Counsel.                                               --

23.1         Consent of Jacques Youssefmir, General Counsel (included in the Opinion filed                 --
             as Exhibit 5.1).

23.2         Consent of KPMG LLP.                                                                          --

24.1         Power of Attorney (included on signature page to the registration statement                   --
             at page S-2).